EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: Clark Hinckley
One South Main, Suite 1500	Tel: (801) 524-4787
Salt Lake City, Utah	January 23, 2007
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $1.32 PER
DILUTED COMMON SHARE FOR FOURTH QUARTER 2006

Record Annual Earnings of $5.36 per Diluted Common Share for 2006

SALT LAKE CITY, January 23, 2007 - Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported fourth quarter net earnings applicable to common shareholders of $142.7 million, an increase of 11.4% over the $128.1 million for the fourth quarter of 2005. Net earnings per diluted common share of $1.32 for the fourth quarter of 2006 were unchanged from the fourth quarter of 2005. The return on average common equity was 12.08% for the fourth quarter of 2006 compared to 13.41% for the third quarter of 2006.

Net earnings applicable to common shareholders for 2006 increased 20.7% to $579.3 million or $5.36 per diluted share compared to $480.1 million or $5.16 per diluted share for 2005. The return on average common equity for 2006 was 12.89% compared to 15.86% for 2005.

All comparisons to the 2005 periods reflect the impact of the Company’s acquisition of Amegy Bancorporation, Inc., which was completed in December 2005.

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ZIONS BANCORPORATION
Press Release – Page 2
January 23, 2007

Fourth Quarter 2006 Key Performance Drivers
•	Loan growth of nearly $1.0 billion, 11.4% annualized from third quarter.
•	Deposit growth of $1.3 billion, including core deposit growth of $652 million (8.7% annualized from third quarter).
•	Net interest margin of 4.60%, up two basis points from third quarter.
•	Continued improvement in efficiency ratio.
•	Continued excellent credit quality.

“Not only was this an excellent quarter, but the year 2006 was a great year for Zions Bancorporation,” stated Harris Simmons, chairman and chief executive officer. “The Company produced organic loan growth of over 15%, maintained a high and stable net interest margin in a difficult rate environment, maintained consistently high credit quality, and earned a record $579.3 million.”

As previously disclosed in a Form 8-K filed on January 11, 2007, earnings for the fourth quarter of 2006 were unfavorably impacted by the following three items:

•
The Company recognized a pretax loss of $10.9 million ($0.06 per diluted share) during the quarter on a $17.1 million participation in an equipment lease by its National Bank of Arizona affiliate. The loss resulted from an alleged accounting fraud at a water bottling company. The $6.2 million estimated value of the related equipment was recorded as “Other Assets” and included in nonperforming assets.

•
The Company incurred pretax costs of $7.3 million ($0.04 per diluted share) during the quarter for the call premium on the early redemption of $176.3 million of 8.536% trust preferred debt issued by Zions Institutional Capital Trust A. Redemption of this debt is expected to reduce pretax interest expense by approximately $14.5 million annually.

•
The Company declared a preferred stock dividend of $3.8 million ($0.04 per diluted share) in December 2006 subsequent to the issuance of $240 million of Series A Preferred Stock. The preferred stock dividend reduced earnings applicable to common shareholders. Terms of the preferred stock required the Company to declare the full quarterly dividend and set aside the funds before the Company could repurchase common shares under the $400 million repurchase authorization announced on December 11, 2006.

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ZIONS BANCORPORATION
Press Release – Page 3
January 23, 2007

Loan Growth
On-balance-sheet net loans and leases were $34.7 billion at December 31, 2006, an increase of approximately $1.0 billion or 11.4% annualized from $33.7 billion at September 30, 2006, and an increase of 15.1% from $30.1 billion at December 31, 2005. Loan growth during the fourth quarter was concentrated in the commercial lending category principally at Zions Bank and Amegy Bank of Texas.

Deposit Growth
Total deposits at December 31, 2006 increased $1.3 billion to $35.0 billion, an annualized increase of 15.9%, from $33.6 billion at September 30, 2006, and increased 7.2% over the balances reported one year ago. Core deposits increased $652 million, or 8.7% annualized, during the quarter to $30.7 billion compared to $30.0 billion at September 30, 2006, and increased $552 million, or 1.8%, compared to $30.1 billion at December 31, 2005. Average noninterest-bearing demand deposits were essentially unchanged from the prior quarter. The quarterly increase in total deposits included approximately $270 million of time deposits placed by The Stockmen’s Bank with two affiliate banks of the Company in October 2006. The Company’s acquisition of Stockmen’s was announced on September 11, 2006 and was completed on January 17, 2007.

Net Interest Income
Net interest income for the fourth quarter of 2006 increased $12.5 million, or 11.1% annualized, to $459.0 million compared to $446.5 million for the third quarter of 2006, and increased $84.2 million, or 22.5%, compared to $374.8 million for the fourth quarter of 2005. Taxable-equivalent net interest income for the fourth quarter of 2006 was $465.3 million compared to $452.6 million for the third

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ZIONS BANCORPORATION
Press Release – Page 4
January 23, 2007

quarter of 2006 and $380.3 million for the fourth quarter of 2005. For the fourth quarter of 2006, the net interest margin was 4.60% compared to 4.58% for the third quarter of 2006 and 4.62% for the fourth quarter of 2005. In addition, the net interest spread for the fourth quarter of 2006 was essentially unchanged from the third quarter of 2006.

Noninterest Income
For the fourth quarter of 2006, noninterest income was $139.9 million compared to $145.3 million for the third quarter of 2006 and $117.6 million for the fourth quarter of 2005. The decrease in the fourth quarter is primarily due to the decrease from $12.9 million for the third quarter to $6.3 million for the fourth quarter in gains on venture capital investments included in equity securities gains. However, net of minority interest, income taxes, and other expenses, venture capital investments increased net income by $2.5 million for the fourth quarter of 2006 compared to $1.7 million for the third quarter. Loan sales and servicing income for the fourth quarter included a pretax impairment charge of $1.9 million on retained interests from certain previous small business loan securitizations due to accelerated prepayment speeds; a $4.1 million pretax impairment charge for similar reasons was included in the third quarter 2006 results.

Noninterest Expense
Noninterest expense for the fourth quarter of 2006 was $342.9 million compared to $330.0 million for the third quarter of 2006 and $283.8 million for the fourth quarter of 2005. The increase is primarily due to the $7.3 million in debt extinguishment costs previously discussed. Salaries and employee benefits for the fourth quarter were favorably impacted by approximately $5 million as a result of lower medical costs in the Company’s HDHP/HSA health plans, and cost adjustments to bonus and other employee benefit plans.

The efficiency ratio for the fourth quarter of 2006 was 56.7% compared to 55.2% for the third quarter of 2006 and 57.0% for the fourth quarter of 2005. Exclusive of the $7.3 million debt extinguishment costs, the efficiency ratio for the fourth quarter would be 55.5%. The efficiency ratio for the third quarter of

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ZIONS BANCORPORATION
Press Release – Page 5
January 23, 2007

2006 was favorably impacted by the full amount of venture capital gains previously discussed. When adjusted to exclude from revenue the related minority interest, the efficiency ratio would have been 56.1% for the third quarter.

Asset Quality
Nonperforming assets were $82.0 million at December 31, 2006 and include the $6.2 million of equipment previously discussed. This compares to $74.8 million at September 30, 2006 and $89.1 million at December 31, 2005. The ratio of nonperforming assets to net loans and leases and other real estate owned was 0.24% at December 31, 2006 compared to 0.22% at September 30, 2006 and 0.30% at December 31, 2005.

For the fourth quarter of 2006, net loan and lease charge-offs were $17.9 million or 0.21% annualized of average loans, which include the $10.9 million loss on equipment lease previously discussed. This compares with $6.5 million or 0.08% annualized for the third quarter of 2006 and $8.2 million or 0.13% annualized for the fourth quarter of 2005. For the year 2006, net loan and lease charge-offs were $45.8 million or 0.14% of average loans compared to $25.0 million or 0.10% for 2005.

The provision for loan losses was $26.7 million for the fourth quarter of 2006 compared to $14.4 million for the third quarter of 2006 and $10.1 million for the fourth quarter of 2005. The provision in excess of net charge-offs for the quarter was mainly the result of the Company’s continued strong loan growth. The combined provisions for loan losses and unfunded lending commitments were $27.4 million for the fourth quarter of 2006, $15.4 million for the third quarter of 2006, and $10.4 million for the fourth quarter of 2005. The combined provisions for the year 2006 were $73.8 million compared to $46.4 million for 2005.

At December 31, 2006, the allowance for loan losses as a percentage of net loans and leases was 1.05% compared to 1.06% at September 30, 2006 and 1.12% at December 31, 2005. At December 31, 2006, the allowance was 548.5% of nonperforming loans. The combined allowances for credit losses

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ZIONS BANCORPORATION
Press Release – Page 6
January 23, 2007

(allowance for loan losses plus the allowance for unfunded lending commitments) were $384.5 million or 1.11% of net loans and leases at December 31, 2006 and $356.5 million or 1.18% at December 31, 2005.

Capital Management
In December 2006 the Company resumed its stock repurchase plan, which had been suspended since July 2005 because of the Amegy acquisition. Under the $400 million repurchase authorization, the Company repurchased 308,359 common shares for $24.9 million during December 2006 at an average price of $81.05 per share.

As previously discussed, the Company declared a preferred stock dividend of $3.8 million in December 2006 for the quarterly dividend through and to be paid on March 15, 2007.

The Company’s tangible equity ratio, which includes the impact of the perpetual noncumulative preferred stock, was 6.51% at December 31, 2006 compared to 5.92% at September 30, 2006 and 5.28% at December 31, 2005. The increase is mainly due to the issuance of the preferred stock in December 2006, increased retained earnings during the quarter, and a reduction in the accumulated other comprehensive loss. The Company’s tangible common equity ratio was 5.98% at December 31, 2006 compared to 5.92% at September 30, 2006 and 5.28% at December 31, 2005.

Weighted average common and common-equivalent shares outstanding for the fourth quarter of 2006 were 108,221,096 compared to 108,061,423 for the third quarter of 2006 and 96,963,446 for the fourth quarter of 2005. Common shares outstanding at December 31, 2006 were 106,720,884 compared to 106,804,606 at September 30, 2006 and 105,147,562 at December 31, 2005.

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ZIONS BANCORPORATION
Press Release – Page 7
January 23, 2007

Acquisition
The previously disclosed acquisition of The Stockmen’s Bancorp, Inc., headquartered in Kingman, Arizona, was approved by regulators and by Stockmen’s shareholders, and was completed on January 17, 2007. The Company issued 2.6 million shares of its common stock to Stockmen's shareholders in completing this acquisition.

Conference Call
Zions will host a conference call to discuss these fourth quarter results at 5:30 p.m. ET this afternoon (January 23, 2007). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-866-700-7477 and entering the passcode 34521752, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Tuesday, January 23, through midnight ET on Tuesday, January 30, by dialing 1-888-286-8010 and entering the passcode 50495881. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through over 500 offices and approximately 600 ATMs in ten states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this news release that are based on other than historical data are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements

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ZIONS BANCORPORATION
Press Release – Page 8
January 23, 2007

provide current expectations or forecasts of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2005 Annual Report on Form 10-K of Zions Bancorporation filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site ( http://www.sec.gov ).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 9
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Years Ended
(In thousands, except per share and ratio data)	December 31,			December 31,
	2006	2005	% Change	2006	2005	% Change
EARNINGS
Taxable-equivalent net interest income	$465,267	$380,316	22.34%	$1,788,958	$1,382,350	29.41%
Taxable-equivalent revenue	605,148	497,943	21.53%	2,340,167	1,819,303	28.63%
Net interest income	459,039	374,819	22.47%	1,764,724	1,361,350	29.63%
Noninterest income	139,881	117,627	18.92%	551,209	436,953	26.15%
Provision for loan losses	26,675	10,116	163.69%	72,572	43,023	68.68%
Noninterest expense	342,926	283,789	20.84%	1,330,437	1,012,791	31.36%
Impairment loss on goodwill	-	602	(100.00)%	-	602	(100.00)%
Income before income taxes and minority interest	229,319	197,939	15.85%	912,924	741,887	23.05%
Income taxes	80,081	69,139	15.83%	317,950	263,418	20.70%
Minority interest	2,730	693	293.94%	11,849	(1,652)	817.25%
Net income	146,508	128,107	14.36%	583,125	480,121	21.45%
Net earnings applicable to common shareholders	142,673	128,107	11.37%	579,290	480,121	20.66%

PER COMMON SHARE
Net earnings (diluted)	1.32	1.32	-	5.36	5.16	3.88%
Dividends	0.39	0.36	8.33%	1.47	1.44	2.08%
Book value per common share				44.48	40.30	10.37%

SELECTED RATIOS
Return on average assets	1.27%	1.38%		1.32%	1.43%
Return on average common equity	12.08%	14.82%		12.89%	15.86%
Efficiency ratio	56.67%	56.99%		56.85%	55.67%
Net interest margin	4.60%	4.62%		4.63%	4.58%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 10
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended			Years Ended
(In thousands, except share and ratio data)	December 31,			December 31,
	2006	2005	% Change	2006	2005	% Change
AVERAGE BALANCES
Total assets	$45,818,165	$36,780,719	24.57%	$44,241,772	$33,602,704	31.66%
Securities	5,627,906	5,352,093	5.15%	5,793,985	5,157,334	12.34%
Net loans and leases	34,059,617	25,982,873	31.08%	32,395,359	24,008,629	34.93%
Goodwill	1,895,860	1,060,381	78.79%	1,887,335	746,072	152.97%
Core deposit and other intangibles	168,547	101,593	65.90%	181,316	65,969	174.85%
Total deposits	33,853,608	27,605,309	22.63%	32,759,623	24,867,920	31.73%
Core deposits (1)	29,763,841	25,467,323	16.87%	29,487,936	23,155,428	27.35%
Minority interest	40,471	27,079	49.46%	33,803	25,726	31.40%
Shareholders' equity:
Preferred equity	65,216	-	-	16,438	-	-
Common equity	4,685,507	3,428,605	36.66%	4,493,042	3,027,375	48.41%

Weighted average common and common-
equivalent shares outstanding	108,221,096	96,963,446	11.61%	108,028,075	92,993,915	16.17%

AT PERIOD END
Total assets				$46,970,226	$42,779,639	9.80%
Securities				5,767,467	6,057,212	(4.78)%
Net loans and leases				34,667,556	30,126,936	15.07%
Sold loans being serviced (2)				2,586,451	3,382,603	(23.54)%
Allowance for loan losses				365,150	338,399	7.91%
Allowance for unfunded lending commitments				19,368	18,120	6.89%
Goodwill				1,900,517	1,887,588	0.68%
Core deposit and other intangibles				162,134	199,166	(18.59)%
Total deposits				34,981,746	32,642,408	7.17%
Core deposits (1)				30,679,690	30,127,812	1.83%
Minority interest				42,791	27,551	55.32%
Shareholders' equity:
Preferred equity				240,000	-	-
Common equity				4,747,023	4,237,264	12.03%

Common shares outstanding				106,720,884	105,147,562	1.50%

Average equity to average assets	10.37%	9.32%		10.19%	9.01%
Common dividend payout	29.51%	25.50%		27.10%	27.14%
Tangible equity ratio				6.51%	5.28%
Nonperforming assets				81,994	89,063	(7.94)%
Accruing loans past due 90 days or more				43,727	17,153	154.92%
Nonperforming assets to net loans and leases
and other real estate owned at period end				0.24%	0.30%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 11
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except per share and ratio data)	December 31,	September 30,	June 30,	March 31,	December 31,
	2006				2005
EARNINGS
Taxable-equivalent net interest income	$465,267	$452,606	$442,261	$428,824	$380,316
Taxable-equivalent revenue	605,148	597,935	579,772	557,312	497,943
Net interest income	459,039	446,511	436,327	422,847	374,819
Noninterest income	139,881	145,329	137,511	128,488	117,627
Provision for loan losses	26,675	14,363	17,022	14,512	10,116
Noninterest expense	342,926	330,028	333,028	324,455	283,789
Impairment loss on goodwill	-	-	-	-	602
Income before income taxes and minority interest	229,319	247,449	223,788	212,368	197,939
Income taxes	80,081	83,790	78,821	75,258	69,139
Minority interest	2,730	9,985	(343)	(523)	693
Net income	146,508	153,674	145,310	137,633	128,107
Net earnings applicable to common shareholders	142,673	153,674	145,310	137,633	128,107

PER COMMON SHARE
Net earnings (diluted)	1.32	1.42	1.35	1.28	1.32
Dividends	0.39	0.36	0.36	0.36	0.36
Book value per common share	44.48	43.47	41.72	40.95	40.30

SELECTED RATIOS
Return on average assets	1.27%	1.36%	1.33%	1.31%	1.38%
Return on average common equity	12.08%	13.41%	13.20%	12.92%	14.82%
Efficiency ratio	56.67%	55.19%	57.44%	58.22%	56.99%
Net interest margin	4.60%	4.58%	4.64%	4.69%	4.62%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except share and ratio data)	December 31,	September 30,	June 30,	March 31,	December 31,
	2006				2005
AVERAGE BALANCES
Total assets	$45,818,165	$44,680,382	$43,782,622	$42,646,242	$36,780,719
Securities	5,627,906	5,605,249	5,876,065	6,073,692	5,352,093
Net loans and leases	34,059,617	33,105,716	31,900,053	30,468,784	25,982,873
Goodwill	1,895,860	1,881,708	1,884,192	1,887,551	1,060,381
Core deposit and other intangibles	168,547	175,259	185,281	196,551	101,593
Total deposits	33,853,608	32,964,029	32,175,202	32,023,293	27,605,309
Core deposits (1)	29,763,841	29,427,975	29,303,520	29,453,658	25,467,323
Minority interest	40,471	37,854	28,486	28,223	27,079
Shareholders' equity:
Preferred equity	65,216	-	-	-	-
Common equity	4,685,507	4,545,990	4,414,775	4,321,311	3,428,605

Weighted average common and common-
equivalent shares outstanding	108,221,096	108,061,423	107,883,374	107,724,724	96,963,446

AT PERIOD END
Total assets	$46,970,226	$45,777,747	$45,142,086	$43,318,029	$42,779,639
Securities	5,767,467	5,817,571	5,797,079	5,984,115	6,057,212
Net loans and leases	34,667,556	33,706,110	32,682,335	31,140,326	30,126,936
Sold loans being serviced (2)	2,586,451	2,796,644	3,003,101	3,183,992	3,382,603
Allowance for loan losses	365,150	356,342	348,475	341,261	338,399
Allowance for unfunded lending commitments	19,368	18,637	17,592	17,841	18,120
Goodwill	1,900,517	1,884,328	1,881,256	1,884,225	1,887,588
Core deposit and other intangibles	162,134	168,135	177,692	188,384	199,166
Total deposits	34,981,746	33,640,991	33,254,210	32,872,708	32,642,408
Core deposits (1)	30,679,690	30,027,827	29,851,896	30,179,291	30,127,812
Minority interest	42,791	41,158	28,619	28,895	27,551
Shareholders' equity:
Preferred equity	240,000	-	-	-	-
Common equity	4,747,023	4,643,166	4,447,330	4,343,816	4,237,264

Common shares outstanding	106,720,884	106,804,606	106,611,731	106,070,045	105,147,562

Average equity to average assets	10.37%	10.17%	10.08%	10.13%	9.32%
Common dividend payout	29.51%	25.00%	26.37%	27.71%	25.50%
Tangible equity ratio	6.51%	5.92%	5.54%	5.51%	5.28%
Nonperforming assets	81,994	74,815	73,475	96,556	89,063
Accruing loans past due 90 days or more	43,727	20,407	29,434	10,299	17,153
Nonperforming assets to net loans and leases
and other real estate owned at period end	0.24%	0.22%	0.22%	0.31%	0.30%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except share amounts)	2006	2006	2006	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,938,810	$1,616,910	$1,773,829	$1,584,857	$1,706,590
Money market investments:
Interest-bearing deposits	43,203	39,882	87,512	51,942	22,179
Federal funds sold	55,658	72,036	262,959	178,406	414,281
Security resell agreements	270,415	272,643	225,160	238,762	230,282
Investment securities:
Held to maturity, at cost (approximate market value $648,828,
$655,170, $620,786, $633,784 and $642,258)	653,124	662,547	639,593	644,212	649,791
Available for sale, at market	5,050,907	5,062,409	5,086,840	5,187,979	5,305,859
Trading account, at market (includes $34,494, $60,331,
$50,684, $34,340 and $43,444 transferred as collateral
under repurchase agreements)	63,436	92,615	70,646	151,924	101,562
	5,767,467	5,817,571	5,797,079	5,984,115	6,057,212
Loans:
Loans held for sale	252,818	268,305	248,948	311,655	256,236
Loans and leases	34,566,118	33,583,499	32,576,017	30,958,190	29,996,022
	34,818,936	33,851,804	32,824,965	31,269,845	30,252,258
Less:
Unearned income and fees, net of related costs	151,380	145,694	142,630	129,519	125,322
Allowance for loan losses	365,150	356,342	348,475	341,261	338,399
Loans and leases, net of allowance	34,302,406	33,349,768	32,333,860	30,799,065	29,788,537

Other noninterest-bearing investments	1,022,383	1,005,989	993,379	971,569	938,515
Premises and equipment, net	609,472	587,807	574,154	565,327	564,745
Goodwill	1,900,517	1,884,328	1,881,256	1,884,225	1,887,588
Core deposit and other intangibles	162,134	168,135	177,692	188,384	199,166
Other real estate owned	9,250	9,986	16,024	24,964	19,966
Other assets	888,511	952,692	1,019,182	846,413	950,578
	$46,970,226	$45,777,747	$45,142,086	$43,318,029	$42,779,639

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$10,010,310	$9,750,064	$10,163,834	$9,953,003	$9,953,833
Interest-bearing:
Savings and money market	15,858,887	15,824,048	15,814,128	16,354,901	16,055,754
Time under $100,000	2,257,967	2,154,894	2,030,717	1,959,351	1,938,789
Time $100,000 and over	4,302,056	3,613,164	3,402,314	2,693,417	2,514,596
Foreign	2,552,526	2,298,821	1,843,217	1,912,036	2,179,436
	34,981,746	33,640,991	33,254,210	32,872,708	32,642,408

Securities sold, not yet purchased	50,416	53,802	27,388	55,577	64,654
Federal funds purchased	1,993,483	2,286,561	1,397,694	1,484,049	1,255,662
Security repurchase agreements	934,057	1,108,771	1,169,296	1,096,420	1,027,658
Other liabilities	747,499	657,657	789,222	677,495	592,599
Commercial paper	220,507	265,769	245,126	153,286	167,188
Federal Home Loan Bank advances and other borrowings:
One year or less	517,925	313,259	1,216,848	4,264	18,801
Over one year	137,058	132,854	133,450	134,043	234,488
Long-term debt	2,357,721	2,633,759	2,432,903	2,467,476	2,511,366
Total liabilities	41,940,412	41,093,423	40,666,137	38,945,318	38,514,824

Minority interest	42,791	41,158	28,619	28,895	27,551

Shareholders' equity:
Capital stock:
Preferred stock, without par value, authorized 3,000,000 shares:
Series A (liquidation preference $1,000 per share); issued
and outstanding 240,000 shares	240,000	-	-	-	-
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 106,720,884, 106,804,606,
106,611,731, 106,070,045 and 105,147,562 shares	2,230,303	2,240,458	2,218,711	2,197,245	2,156,732
Retained earnings	2,602,189	2,501,625	2,386,369	2,279,383	2,179,885
Accumulated other comprehensive loss	(75,849)	(89,292)	(148,327)	(123,099)	(83,043)
Deferred compensation	(9,620)	(9,625)	(9,423)	(9,713)	(16,310)
Total shareholders' equity	4,987,023	4,643,166	4,447,330	4,343,816	4,237,264
	$46,970,226	$45,777,747	$45,142,086	$43,318,029	$42,779,639

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
Interest income:
Interest and fees on loans	$665,791	$638,610	$591,139	$542,784	$458,429
Interest on loans held for sale	4,066	4,275	4,055	4,046	3,131
Lease financing	4,974	4,690	4,496	4,130	4,010
Interest on money market investments	6,116	6,241	5,925	6,432	13,280
Interest on securities:
Held to maturity – taxable	2,220	2,217	2,209	2,215	1,866
Held to maturity – nontaxable	5,963	5,732	5,683	5,531	5,948
Available for sale – taxable	68,075	66,078	68,995	69,104	56,267
Available for sale – nontaxable	2,083	2,089	2,119	2,339	1,433
Trading account	2,009	1,621	1,995	2,074	4,038
Total interest income	761,297	731,553	686,616	638,655	548,402

Interest expense:
Interest on savings and money market deposits	112,105	109,410	97,131	86,623	71,093
Interest on time and foreign deposits	102,025	86,635	67,424	59,485	43,740
Interest on short-term borrowings	45,504	46,778	43,490	28,563	24,155
Interest on long-term debt	42,624	42,219	42,244	41,137	34,595
Total interest expense	302,258	285,042	250,289	215,808	173,583

Net interest income	459,039	446,511	436,327	422,847	374,819
Provision for loan losses	26,675	14,363	17,022	14,512	10,116
Net interest income after provision for loan losses	432,364	432,148	419,305	408,335	364,703

Noninterest income:
Service charges and fees on deposit accounts	43,201	41,991	41,414	40,038	34,375
Loan sales and servicing income	12,332	10,972	15,058	15,468	21,315
Other service charges, commissions and fees	45,604	44,711	42,779	39,931	32,973
Trust and investment management income	6,116	5,549	5,312	4,696	4,489
Income from securities conduit	7,567	7,741	8,492	8,406	8,977
Dividends and other investment income	10,360	10,403	9,946	9,209	7,642
Market making, trading and nonhedge derivative income	4,991	3,641	5,444	4,425	1,352
Equity securities gains (losses), net	5,875	13,180	(1,764)	550	1,764
Fixed income securities gains (losses), net	(554)	1,563	5,156	251	423
Other	4,389	5,578	5,674	5,514	4,317
Total noninterest income	139,881	145,329	137,511	128,488	117,627

Noninterest expense:
Salaries and employee benefits	189,627	190,554	185,643	185,855	154,942
Occupancy, net	25,170	25,807	24,549	24,081	21,388
Furniture and equipment	22,623	20,361	22,737	23,004	19,032
Legal and professional services	11,234	11,386	9,005	8,509	10,012
Postage and supplies	8,402	8,313	8,646	7,715	7,043
Advertising	7,100	6,566	6,814	5,985	6,061
Debt extinguishment cost	7,261	-	-	-	-
Impairment losses on long-lived assets	-	-	-	1,304	2,500
Restructuring charges	-	-	-	17	2,351
Merger related expense	2,199	2,549	8,906	6,807	3,103
Amortization of core deposit and other intangibles	10,899	10,716	10,692	10,693	6,092
Provision for unfunded lending commitments	731	1,045	(249)	(279)	277
Other	57,680	52,731	56,285	50,764	50,988
Total noninterest expense	342,926	330,028	333,028	324,455	283,789

Impairment loss on goodwill	-	-	-	-	602

Income before income taxes and minority interest	229,319	247,449	223,788	212,368	197,939
Income taxes	80,081	83,790	78,821	75,258	69,139
Minority interest	2,730	9,985	(343)	(523)	693
Net income	146,508	153,674	145,310	137,633	128,107
Preferred stock dividend	3,835	-	-	-	-
Net earnings applicable to common shareholders	$142,673	$153,674	$145,310	$137,633	$128,107

Weighted average common shares outstanding during the period:
Basic shares	106,457	106,285	106,001	105,472	95,002
Diluted shares	108,221	108,061	107,883	107,725	96,963

Net earnings per common share:
Basic	$1.34	$1.45	$1.37	$1.30	$1.35
Diluted	1.32	1.42	1.35	1.28	1.32

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15
CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
(Unaudited)

	Years Ended
(In thousands, except per share amounts)	December 31,
	2006	2005
Interest income:
Interest and fees on loans	$2,438,324	$1,595,916
Interest on loans held for sale	16,442	9,814
Lease financing	18,290	16,079
Interest on money market investments	24,714	31,682
Interest on securities:
Held to maturity – taxable	8,861	7,331
Held to maturity – nontaxable	22,909	24,005
Available for sale – taxable	272,252	201,628
Available for sale – nontaxable	8,630	3,931
Trading account	7,699	19,870
Total interest income	2,818,121	1,910,256

Interest expense:
Interest on savings and money market deposits	405,269	220,604
Interest on time and foreign deposits	315,569	119,720
Interest on short-term borrowings	164,335	92,149
Interest on long-term debt	168,224	116,433
Total interest expense	1,053,397	548,906

Net interest income	1,764,724	1,361,350
Provision for loan losses	72,572	43,023
Net interest income after provision for loan losses	1,692,152	1,318,327

Noninterest income:
Service charges and fees on deposit accounts	166,644	128,796
Loan sales and servicing income	54,193	77,822
Other service charges, commissions and fees	172,662	116,635
Trust and investment management income	21,673	16,483
Income from securities conduit	32,206	34,966
Dividends and other investment income	39,918	30,040
Market making, trading and nonhedge derivative income	18,501	15,714
Equity securities gains (losses), net	17,841	(1,312)
Fixed income securities gains, net	6,416	845
Other	21,155	16,964
Total noninterest income	551,209	436,953

Noninterest expense:
Salaries and employee benefits	751,679	573,902
Occupancy, net	99,607	77,393
Furniture and equipment	88,725	68,190
Legal and professional services	40,134	34,804
Postage and supplies	33,076	26,839
Advertising	26,465	21,364
Debt extinguishment cost	7,261	-
Impairment losses on long-lived assets	1,304	3,133
Restructuring charges	17	2,443
Merger related expense	20,461	3,310
Amortization of core deposit and other intangibles	43,000	16,905
Provision for unfunded lending commitments	1,248	3,425
Other	217,460	181,083
Total noninterest expense	1,330,437	1,012,791

Impairment loss on goodwill	-	602

Income before income taxes and minority interest	912,924	741,887
Income taxes	317,950	263,418
Minority interest	11,849	(1,652)
Net income	583,125	480,121
Preferred stock dividend	3,835	-
Net earnings applicable to common shareholders	$579,290	$480,121

Weighted average common shares outstanding during the period:
Basic shares	106,057	91,187
Diluted shares	108,028	92,994

Net earnings per common share:
Basic	$5.46	$5.27
Diluted	5.36	5.16

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
AND COMPREHENSIVE INCOME
(Unaudited)

				Accumulated
				other		Total
	Preferred	Common	Retained	comprehensive	Deferred	shareholders'
(In thousands)	stock	stock	earnings	income (loss)	compensation	equity

Balance, December 31, 2005	$-	$2,156,732	$2,179,885	$(83,043)	$(16,310)	$4,237,264
Comprehensive income:
Net income			583,125			583,125
Other comprehensive income, net of tax:
Net realized and unrealized holding losses
on investments and retained interests				(7,684)
Foreign currency translation				715
Reclassification for net realized gains
on investments recorded in operations				(630)
Net unrealized gains on derivative instruments				8,548
Pension and postretirement				6,245
Other comprehensive income				7,194		7,194
Total comprehensive income						590,319
Issuance of preferred stock	240,000	(4,167)				235,833
Stock redeemed and retired		(26,483)				(26,483)
Net stock options exercised		91,647				91,647
Reclassification of deferred compensation, adoption
of SFAS 123R		(11,111)			11,111	-
Share-based compensation		23,685				23,685
Dividend declared on preferred stock			(3,835)			(3,835)
Cash dividends on common stock, $1.47 per share			(156,986)			(156,986)
Change in deferred compensation					(4,421)	(4,421)
Balance, December 31, 2006	$240,000	$2,230,303	$2,602,189	$(75,849)	$(9,620)	$4,987,023

Balance, December 31, 2004	$-	$972,065	$1,830,064	$(7,932)	$(4,218)	$2,789,979
Comprehensive income:
Net income			480,121			480,121
Other comprehensive loss, net of tax:
Net realized and unrealized holding losses
on investments and retained interests				(28,380)
Foreign currency translation				(1,507)
Reclassification for net realized gains
on investments recorded in operations				(659)
Net unrealized losses on derivative instruments				(40,771)
Minimum pension liability				(3,794)
Other comprehensive loss				(75,111)		(75,111)
Total comprehensive income						405,010
Stock redeemed and retired		(82,211)				(82,211)
Net stock options exercised and restricted stock issued		113,290				113,290
Common and restricted stock issued and stock options
assumed in acquisition		1,153,588			(3,906)	1,149,682
Cash dividends on common stock, $1.44 per share			(130,300)			(130,300)
Change in deferred compensation					(8,186)	(8,186)
Balance, December 31, 2005	$-	$2,156,732	$2,179,885	$(83,043)	$(16,310)	$4,237,264

Total comprehensive income for the three months ended December 31, 2006 and 2005 was $159,951 and $97,152, respectively.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 17

Nonperforming Assets
(Unaudited)

(In thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005

Nonaccrual loans	$66,405	$64,650	$57,249	$71,376	$68,717
Restructured loans	164	179	202	216	380
Other real estate owned	9,250	9,986	16,024	24,964	19,966
Other assets	6,175	-	-	-	-
Total	$81,994	$74,815	$73,475	$96,556	$89,063
% of net loans and leases* and other real
estate owned	0.24%	0.22%	0.22%	0.31%	0.30%

Accruing loans past due 90 days or more	$43,727	$20,407	$29,434	$10,299	$17,153

% of net loans and leases*	0.13%	0.06%	0.09%	0.03%	0.06%

*Includes loans held for sale.

Allowances for Credit Losses
(Unaudited)

	Three Months Ended
(In thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
Allowance for Loan Losses
Balance at beginning of period	$356,342	$348,475	$341,261	$338,399	$287,237
Allowance of company acquired	-	-	-	-	49,217
Add:
Provision for losses	26,675	14,363	17,022	14,512	10,116
Deduct:
Loan and lease charge-offs	(23,219)	(10,882)	(16,082)	(15,609)	(12,168)
Recoveries	5,352	4,386	6,274	3,959	3,997
Net loan and lease charge-offs	(17,867)	(6,496)	(9,808)	(11,650)	(8,171)
Balance at end of period	$365,150	$356,342	$348,475	$341,261	$338,399

Ratio of allowance for loan losses to net loans
and leases outstanding at period end	1.05%	1.06%	1.07%	1.10%	1.12%

Ratio of allowance for loan losses to nonperforming
loans at period end	548.53%	549.66%	606.56%	476.67%	489.74%

Allowance for Unfunded Lending Commitments
Balance at beginning of period	$18,637	$17,592	$17,841	$18,120	$15,830
Allowance of company acquired	-	-	-	-	2,013
Provision charged (credited) against earnings	731	1,045	(249)	(279)	277
Balance at end of period	$19,368	$18,637	$17,592	$17,841	$18,120

Total Allowances for Credit Losses
Allowance for loan losses	$365,150	$356,342	$348,475	$341,261	$338,399
Allowance for unfunded lending commitments	19,368	18,637	17,592	17,841	18,120
Total allowances for credit losses	$384,518	$374,979	$366,067	$359,102	$356,519

Ratio of total allowances for credit losses to net loans
and leases outstanding at period end	1.11%	1.11%	1.12%	1.15%	1.18%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 18

Sold Loans Being Serviced
(Unaudited)

	Three Months Ended
(In thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005

Balance at beginning of period	$2,796,644	$3,003,101	$3,183,992	$3,382,603	$3,561,818
New loans sold	30,061	46,073	82,553	59,417	100,273
Payments and other reductions	(240,254)	(252,530)	(263,444)	(258,028)	(279,488)
Balance at end of period	$2,586,451	$2,796,644	$3,003,101	$3,183,992	$3,382,603

Loan Balances By Portfolio Type
(Unaudited)

(In millions)	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005

Loans held for sale	$253	$268	$249	$312	$256

Commercial lending:
Commercial and industrial	8,422	7,846	7,539	7,261	7,192
Leasing	443	420	407	383	373
Owner occupied	6,260	5,855	5,574	5,159	4,825
Total commercial lending	15,125	14,121	13,520	12,803	12,390

Commercial real estate:
Construction and land development	7,483	7,362	6,958	6,292	6,065
Term	4,952	4,960	4,981	4,847	4,640
Total commercial real estate	12,435	12,322	11,939	11,139	10,705

Consumer:
Home equity credit line and other
consumer real estate	1,850	1,944	1,963	1,892	1,831
1-4 family residential	4,192	4,255	4,244	4,191	4,130
Bankcard and other revolving plans	295	281	279	254	207
Other	457	458	453	464	537
Total consumer	6,794	6,938	6,939	6,801	6,705

Foreign loans	3	3	3	3	5

Other receivables	209	200	175	212	191
Total loans	$34,819	$33,852	$32,825	$31,270	$30,252

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 19
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2006			December 31, 2005
(In thousands)	Average	Amount of	Average	Average	Amount of	Average
	balance	interest (1)	rate	balance	interest (1)	rate
ASSETS
Money market investments	$467,033	$6,116	5.20%	$1,353,731	$13,280	3.89%
Securities:
Held to maturity	660,467	11,394	6.84%	635,567	11,017	6.88%
Available for sale	4,809,132	71,280	5.88%	4,325,232	58,472	5.36%
Trading account	158,307	2,009	5.03%	391,294	4,038	4.09%
Total securities	5,627,906	84,683	5.97%	5,352,093	73,527	5.45%

Loans:
Loans held for sale	246,423	4,066	6.55%	245,826	3,131	5.05%
Net loans and leases (2)	33,813,194	672,660	7.89%	25,737,047	463,961	7.15%
Total loans and leases	34,059,617	676,726	7.88%	25,982,873	467,092	7.13%
Total interest-earning assets	40,154,556	767,525	7.58%	32,688,697	553,899	6.72%
Cash and due from banks	1,464,577			1,270,102
Allowance for loan losses	(360,374)			(304,802)
Goodwill	1,895,860			1,060,381
Core deposit and other intangibles	168,547			101,593
Other assets	2,494,999			1,964,748
Total assets	$45,818,165			$36,780,719

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$5,362,348	23,728	1.76%	$4,418,715	11,170	1.00%
Money market	10,334,568	88,377	3.39%	9,844,688	59,923	2.41%
Time under $100,000	2,222,540	23,463	4.19%	1,699,425	13,335	3.11%
Time $100,000 and over	4,089,767	49,334	4.79%	2,137,986	18,880	3.50%
Foreign	2,365,573	29,228	4.90%	1,221,988	11,525	3.74%
Total interest-bearing deposits	24,374,796	214,130	3.49%	19,322,802	114,833	2.36%
Borrowed funds:
Securities sold, not yet purchased	79,354	943	4.71%	377,368	3,742	3.93%
Federal funds purchased and security
repurchase agreements	3,143,895	37,717	4.76%	2,283,851	18,796	3.27%
Commercial paper	233,536	3,220	5.47%	146,332	1,535	4.16%
FHLB advances and other borrowings:
One year or less	267,207	3,624	5.38%	9,610	82	3.39%
Over one year	133,263	2,165	6.45%	229,069	2,907	5.03%
Long-term debt	2,526,925	40,459	6.35%	2,057,797	31,688	6.11%
Total borrowed funds	6,384,180	88,128	5.48%	5,104,027	58,750	4.57%
Total interest-bearing liabilities	30,758,976	302,258	3.90%	24,426,829	173,583	2.82%
Noninterest-bearing deposits	9,478,812			8,282,507
Other liabilities	789,183			615,699
Total liabilities	41,026,971			33,325,035
Minority interest	40,471			27,079
Shareholders' equity:
Preferred equity	65,216			-
Common equity	4,685,507			3,428,605
Total shareholders' equity	4,750,723			3,428,605
Total liabilities and shareholders' equity	$45,818,165			$36,780,719

Spread on average interest-bearing funds			3.68%			3.90%
Taxable-equivalent net interest income and
net yield on interest-earning assets		$465,267	4.60%		$380,316	4.62%

(1)	Taxable-equivalent rates used where applicable.
(2)	Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 20
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Year Ended			Year Ended
	December 31, 2006			December 31, 2005
(In thousands)	Average	Amount of	Average	Average	Amount of	Average
	balance	interest (1)	rate	balance	interest (1)	rate
ASSETS
Money market investments	$478,692	$24,714	5.16%	$988,323	$31,682	3.21%
Securities:
Held to maturity	645,342	44,106	6.83%	638,950	44,262	6.93%
Available for sale	4,991,846	285,529	5.72%	4,021,478	207,676	5.16%
Trading account	156,797	7,699	4.91%	496,906	19,870	4.00%
Total securities	5,793,985	337,334	5.82%	5,157,334	271,808	5.27%

Loans:
Loans held for sale	261,103	16,442	6.30%	204,523	9,814	4.80%
Net loans and leases (2)	32,134,256	2,463,865	7.67%	23,804,106	1,617,952	6.80%
Total loans and leases	32,395,359	2,480,307	7.66%	24,008,629	1,627,766	6.78%
Total interest-earning assets	38,668,036	2,842,355	7.35%	30,154,286	1,931,256	6.40%
Cash and due from banks	1,475,405			1,122,747
Allowance for loan losses	(349,567)			(285,285)
Goodwill	1,887,335			746,072
Core deposit and other intangibles	181,316			65,969
Other assets	2,379,247			1,798,915
Total assets	$44,241,772			$33,602,704

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$5,128,939	75,294	1.47%	$4,346,572	36,668	0.84%
Money market	10,720,697	329,975	3.08%	9,131,214	183,936	2.01%
Time under $100,000	2,065,506	77,461	3.75%	1,523,251	41,733	2.74%
Time $100,000 and over	3,271,687	142,630	4.36%	1,712,492	54,660	3.19%
Foreign	2,065,234	95,478	4.62%	737,282	23,327	3.16%
Total interest-bearing deposits	23,252,063	720,838	3.10%	17,450,811	340,324	1.95%
Borrowed funds:
Securities sold, not yet purchased	65,490	2,995	4.57%	474,428	17,645	3.72%
Federal funds purchased and security
repurchase agreements	2,837,708	124,647	4.39%	2,307,041	63,579	2.76%
Commercial paper	219,747	11,437	5.20%	148,804	5,006	3.36%
FHLB advances and other borrowings:
One year or less	479,272	25,256	5.27%	204,262	5,919	2.90%
Over one year	148,417	8,608	5.80%	227,760	11,494	5.05%
Long-term debt	2,491,316	159,616	6.41%	1,786,177	104,939	5.88%
Total borrowed funds	6,241,950	332,559	5.33%	5,148,472	208,582	4.05%
Total interest-bearing liabilities	29,494,013	1,053,397	3.57%	22,599,283	548,906	2.43%
Noninterest-bearing deposits	9,507,560			7,417,109
Other liabilities	696,916			533,211
Total liabilities	39,698,489			30,549,603
Minority interest	33,803			25,726
Shareholders' equity:
Preferred equity	16,438			-
Common equity	4,493,042			3,027,375
Total shareholders' equity	4,509,480			3,027,375
Total liabilities and shareholders' equity	$44,241,772			$33,602,704

Spread on average interest-bearing funds			3.78%			3.97%
Taxable-equivalent net interest income and
net yield on interest-earning assets		$1,788,958	4.63%		$1,382,350	4.58%

(1)	Taxable-equivalent rates used where applicable.
(2)	Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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